REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated as of this November 22, 2005, by and between Therma-Wave, Inc., a Delaware corporation (the "Company"), and persons signatory hereto (each, a "Stockholder" and collectively, the "Stockholders").

         WHEREAS, the Company and the Stockholders have entered into a Stock Purchase Agreement (the "Purchase Agreement") of even date herewith pursuant to which the Company will issue to the Stockholders an aggregate of ten thousand four hundred (10,400) units, each consisting of (i) one share of the Company's Series B Convertible Preferred Stock (the "Shares") and (ii) one hundred fifty
(150) warrants to purchase of the Company's common stock (the "Warrants"); and

         WHEREAS, the Purchase Agreement provides that the Shares and the shares of the Company's common stock issuable upon exercise of the Warrants (the "Warrant Shares") are entitled to registration rights.

         NOW, THEREFORE, in consideration of the premises in the Purchase Agreement, as an inducement to the Stockholders to consummate the transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Stockholders hereby covenant and agree with each other as follows:

1. Required Registrations of the Shares.


     1.1 (a) Request for Registration. Subject to the conditions set forth in thisSection 1.1, if the Company shall receive from any Stockholder a written requestsigned by such Stockholder that the Company effect any registration with respectto all or a part of the Registrable Securities (such request shall state thenumber of shares of Registrable Securities (as defined below) to be disposed of and the intended methods of disposition of such shares by such Stockholders), the Company will:

(i) promptly give written notice of the proposed registration to all other Stockholders; and

(ii) as soon as practicable, file and use its commercially reasonable efforts to effect such registration on Form S-3 (or any successor form), except if the Company is not then eligible for to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on Form S-1 (or any successor form), (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act of 1933 (the "Securities Act")) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Stockholder or Stockholders joining in such request as are specified in a written request received by the Company within ten
(10) days after such written notice from the Company is mailed or delivered.

     (b) Mandatory Registration Statement. Subject to the conditions set forth in this Section 1.1, the Company shall be obligated to file prior to the later of (x) sixty (60) days after the date of this Agreement or (y) December 31, 2005 and use its commercially reasonable efforts to effect a registration on Form S-3 (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the resale of all Registrable Securities. Such registration statement shall be a Shelf Registration Statement (as defined below) pursuant to Section 1.1(g). The Company shall be obligated to prepare and file additional Shelf Registration Statements every three years as necessary to allow a shelf registration statement to continue to be available for the use as required by applicable rules and regulations of the SEC until the date on which all Shareholders have consummated the sale of all such Shareholder's Registrable Securities registered under the Shelf Registration Statement.

(c) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this
Section 1.1:

(i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(ii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

(iii) During such time as the Company has an effective Shelf
Registration Statement (as defined below) available for use by the stockholders; or

(iv) Within six (6) months of the filing of another registration statement pursuant to this Section 1.1.

         For purposes of this Agreement, "Registrable Securities" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and the Warrant Shares, and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above that have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act ("Rule 144"), or that have been sold in a private transaction in which the transferor's rights under this Agreement are not validly assigned in accordance with this Agreement.

(d) Deferral. If (i) in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement covering the Registrable Securities (other than a registration statement filed pursuant to Section 1.1(b)) would be materially detrimental to the Company, because such action would (1) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (2) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (3) render the Company unable to comply with requirements under the Securities Act or the Exchange Act of 1934 (the "Exchange Act"), and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall promptly furnish to such Stockholders a certificate signed by the President and General Counsel, if any, of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 1.1(c) above) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Stockholders; provided, however, that the Company shall not defer its obligation in this manner more than once in any twelve-month period; provided further that the determination of the Company to defer such filing or effectiveness shall be further confirmed by the Board of Directors at its next meeting, or, it is not so confirmed, such deferral, if still in effect, shall immediately terminate; provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than pursuant to a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales. The Company shall promptly notify the Stockholders of the expiration of any period during which it exercised its rights under this Section 1.1(d). The Company agrees that, in the event it exercises its rights under this Section 1.1(d), it shall, prior to the expiration of the applicable deferral period, file or update and use its reasonable best efforts to cause the effectiveness of, as applicable, the applicable deferred registration statement.

(e) Other Shares. The registration statement filed pursuant to the request of the Stockholders may, subject to the provisions of Section 1.1(f), include other shares with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

(f) Underwriting. In the event the request to effect a registration specifies such registration is to be underwritten (including a Shelf Underwritten Offering (defined below)), the right of any Stockholder to include all or any portion of its Registrable Securities such registration shall be conditioned upon such Stockholder's participation in such underwriting and the inclusion of such Stockholder's Registrable Securities to the extent provided herein; provided, however that Stockholders will have the right to initiate only two (2) such underwritten offerings (including any Shelf Underwritten Offerings). If the Company shall request inclusion in any registration pursuant to Section 1.1 of securities being sold for its own account, the Stockholders shall, on behalf of all holders of the Company's securities, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company's and such person's other securities of the Company and their acceptance of the further applicable provisions of this Agreement. The Company shall (together with all persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters. The underwriter or underwriters shall be mutually designated by the Company and a majority in interest of the selling Stockholders. The selling Stockholders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such selling Stockholders. Such underwriting agreement shall also contain such representations and warranties by such selling Stockholders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, when relevant. The Company shall not require any Holder in any such underwriting agreement or related documents to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such Stockholder's title to Registrable Securities and any written information provided by the Stockholder to the Company expressly for inclusion in the related registration statement.

         In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Section 1.1(f), the Company shall make available upon reasonable notice at reasonable times and for reasonable periods for inspection by each selling Stockholders, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such registration statement, and by any attorney, accountant or other agent retained by any selling Stockholders or any managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees and the independent public accountants who have certified the Company's financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such selling Stockholders, managing underwriters, attorneys, accountants or agents in connection with such registration statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to entry by each such person into customary confidentiality agreements in a form reasonably acceptable to the Company).

         Notwithstanding any other provision of this Section 1.1, if the underwriters advise the Company or the selling stockholders that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine will not jeopardize the success of the offering. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows:
(i) first, to the Stockholders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Stockholders, assuming conversion, (ii) second, to the Company for securities being sold for its own account and (iii) third, to the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting based on the pro rata percentage of securities held by such other holders, assuming conversion.

         If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 1.1(c), the Company may then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.

(g) Shelf Registration. Subject to any applicable limitations set forth in this
Section 1.1, any Stockholder shall have the right at any time, and from time to time, to request, that any registration requested or required under this Section
1.1 (including an underwritten offering) be a "shelf" registration statement (the "Shelf Registration Statement"), and that the Company prepare and file with the SEC a Shelf Registration Statement on the appropriate form for an offering to be made, covering the Registrable Securities requested to be included therein, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any successor rule or similar provision then in effect) in the manner or manners designated by the requesting Stockholders . The Company shall use its reasonable best efforts to have the Shelf Registration declared effective by the SEC as soon as practicable and to keep such Shelf Registration Statement continuously effective and free of material misstatements or omissions (including the preparation and filing of additional Shelf Registration Statements every three years as necessary to allow a shelf registration statement to continue to be available for the use as required by applicable rules and regulations of the SEC) until the date on which all Shareholders have consummated the sale of all such Shareholder's Registrable Securities registered under the Shelf Registration Statement. The Company agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or as otherwise required by this Agreement, and shall use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

(h) Shelf Underwritten Offering. At any time that a Shelf Registration Statement is effective, if any Shareholder delivers a notice to the Company stating that it intends to effect an underwritten offering of Registrable Securities pursuant a take-down from a Shelf Registration Statement of all or part of its Registrable Securities included by it on the Shelf Registration Statement (the "Shelf Underwritten Offering") and stating the aggregate offering price and/or number of the Registrable Securities to be included in the Shelf Underwritten Offering, then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other holders of the Company's securities pursuant to Section 1.1(f)).

1.2 Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Sections 1.1, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of non-convertible debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, the Company will:

(i) promptly give written notice of the proposed registration to all Stockholders; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Stockholder or Stockholders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Stockholder's Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Stockholders as a part of the written notice given pursuant to Section 1.2(a)(i). In such event, the right of any Stockholder to registration pursuant to this Section 1.2 shall be conditioned upon such Stockholder's participation in such underwriting and the inclusion of such Stockholder's Registrable Securities in the underwriting to the extent provided herein. All Stockholders proposing to distribute their securities through such underwriting shall (together with the Company and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company with customary limitations of liability and indemnity provisions. The selling Stockholders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such underwriting agreement shall also contain such representations and warranties by such selling Stockholders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, when relevant. The Company shall not require, nor request or require the applicable underwriters to require any Holder in any such underwriting agreement or related documents to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such Stockholder's title to Registrable Securities and any written information provided by the Stockholder to the Company expressly for inclusion in the related registration statement.

         In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Section 1.2(b), the Company shall make available upon reasonable notice at reasonable times and for reasonable periods for inspection by each selling Stockholders, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such registration statement, and by any attorney, accountant or other agent retained by any selling Stockholders or any managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees and the independent public accountants who have certified the Company's financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such selling Stockholders, managing underwriters, attorneys, accountants or agents in connection with such registration statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to entry by each such person into customary confidentiality agreements in a form reasonably acceptable to the Company).

         Notwithstanding any other provision of this Section 1.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Stockholders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Stockholders, assuming conversion and (iii) third, to the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting based on the pro rata percentage of securities held by such other holders, assuming conversion. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 1.2(b), the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion, in the manner set forth above.

(c) Right to Terminate Registration.
The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.2 prior to the effectiveness of such registration whether or not any Stockholder has elected to include securities in such registration.

1.3 Market Standoff. If requested in connection with an underwritten offering by the Company and an underwriter of Common Stock (or other securities) of the Company, if any, each selling Stockholder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Stockholder (other than those included in the registration) during the ninety (90) day period following the effective date of a registration statement of the Company filed under the Securities Act; provided that each such Stockholder shall only be bound so long as each director and executive officer of the Company is similarly bound. The obligations described in this Section 1.3 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with an appropriate legend with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period. Each Stockholder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 1.3.

1.4 Provision of Information.
It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 that the Stockholders furnish to the Company such information regarding the Stockholders, the Registrable Securities to be sold by the Stockholders, and the intended method of disposition of the Registrable Securities as shall be required to effect the registration of the Registrable Securities.

2. Registration Procedures. In the case of each registration affected by the Company pursuant to Section 1, the Company will keep each Stockholder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will as promptly as possible:

(a) prepare and file with the Securities and Exchange Commission ("SEC") such amendments and supplements to each registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement current and effective for a period of time ending on the earlier of
(i) the date on which each Stockholder may sell all the Registrable Securities then held by the Stockholder without restriction by the volume limitations of Rule 144(e) of the Securities Act or (ii) such time as all the Registrable Securities included in the registration statement have been sold by the Stockholders; use its commercially reasonable efforts to furnish to the lead underwriter or underwriters, if any, and to the Stockholders that have requested that Registrable Securities be covered by such registration statement, prior to the filing thereof with the SEC, a copy of the registration statement, and each amendment thereof, and a copy of any prospectus, and each amendment or supplement thereto (excluding amendments caused by the filing of a report under the Exchange Act) and shall in good faith consider for inclusion in each such document all comments as such Stockholders may on a timely basis propose;

(b) use its commercially reasonable efforts to furnish to the Stockholders such number of copies of the registration statement, prospectuses and preliminary prospectuses and such other documents related to the registration statement as the Stockholder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Stockholder, provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Stockholder shall be subject to the receipt by the Company of reasonable assurances from the Stockholder that the Stockholder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses; cause authorized officers of the Company to execute customary certificates as may be reasonably requested by any selling Stockholder or any underwriter of such Registrable Securities;

(c) use its commercially reasonable
efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Stockholders may reasonably request in writing within twenty (20) days following the original filing of such registration statement, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(d) notify the Stockholders and any underwriter of such Registrable Securities in writing (i) after it receives notice of the time when the registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed, (ii) of the occurrence of any event as a result of which the registration statement or the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, (iv) any request by the SEC that the Company amend or supplement such registration statement or prospectus, and (v) if for any other reason it shall be necessary to amend or supplement such registration statement or prospectus in order to comply with the Securities Act and, in any such case as promptly as reasonably practicable thereafter, prepare and file with the SEC an amendment or supplement to such registration statement or prospectus which will correct such statement or omission or effect such compliance;

(e) advise the Stockholders promptly after it receives notice or obtains knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the registration statement or of the initiation or threat of any proceeding in any jurisdiction for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(f) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter of such offering;


(g) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(h) provide a transfer agent and registrar for all Registrable
Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i) promptly make available for inspection by the selling
Stockholders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Stockholders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company's officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with any such registration statement, provided the disclosure of such information shall be pursuant to a reasonable confidentiality agreement in customary form;

(j) use all reasonable efforts to furnish to each Stockholder and to the managing underwriter, if any, a signed counterpart, addressed to the managing underwriter, if any, of (i) an opinion or opinions of counsel to the Company and
(ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as each such Stockholders and the managing underwriter, if any, reasonably requests;

(k) to the extent reasonably requested by the lead or managing underwriters in connection with an underwritten offering, send appropriate officers of the Company to attend "road shows" scheduled in reasonable number and at reasonable times in connection with any such underwritten offering with all out-of-pocket costs and expenses incurred by the Company or such officers in connection with such attendance to be paid by the Company;

(l) cooperate with each selling
Stockholder and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc; and

(m) comply with all applicable rules and regulations of the SEC in all material respects.

3. Expenses of Registration.
All reasonable expenses incurred in effecting the registration of a registration statement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions, and the reasonable fees and expenses of one special counsel to the Stockholders (such fees and expenses of the special counsel not to exceed $50,000) shall be paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun if the registration request is subsequently withdrawn at the request of the holders of a majority of the Registrable Securities to be registered (in which case all participating holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered); provided further that if, at the time of such withdrawal, such participating holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to such participating holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then such participating holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to
Section 1.1(f).

4. Transfer of Registrable Securities; Suspension.
The Stockholders agree that they will not offer to sell or make any sale, assignment, pledge, hypothecation or other transfer with respect to the Registrable Securities that would constitute a sale within the meaning of the Securities Act except pursuant to either (i) a registration statement, (ii) Rule 144 or (iii) another exemption from registration that may be then available, and that they will promptly notify the Company of any changes in the information set forth in any registration statement after it is prepared regarding the Stockholder or its plan of distribution to the extent required by applicable law.

(a) If (i) in the good faith judgment of the Board of Directors of the Company, upon the happening of an event that renders it advisable to suspend use of the prospectus, because use of the prospectus would (1) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (2) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (3) render the Company unable to comply with requirements under the Securities Act or the Exchange Act, and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to suspend use of the prospectus at such time, and (ii) the Company shall promptly furnish to such Stockholders a certificate signed by the President and General Counsel, if any, of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for the prospectus to be used and that it is, therefore, in the best interests of the Company to suspend use of the prospectus (which certificate will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended suspension, if known), then the Company shall have the right to suspend use of the prospectus for not greater than thirty (30) consecutive days and not more than twice in any twelve (12) month period of time, in which case each Stockholder shall discontinue disposition of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Stockholders or until the Stockholders are advised in writing by the Company that the use of the applicable prospectus may be resumed. The suspension and certificate thereof described in this Section 4(a) shall be held in strictest confidence and not disclosed by the Stockholders.

(b) Subject to
paragraph (c) below, in the event of: (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of any registration statement for amendments or supplements to a registration statement or related prospectus or for additional information, (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (iv) any event or circumstance which necessitates the making of any changes in the registration statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing signed by the President and General Counsel, if any, of the Company to the Stockholders (the "Suspension Notice") to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended suspension, if known), then the Company shall have the right to suspend use of the prospectus and, upon receipt of such Suspension Notice, the Stockholders will refrain from selling any Registrable Securities pursuant to the registration statement (a "Suspension") until the Stockholders' receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus; provided that in the event of any such Suspension, the Company will as promptly as reasonably practicable cause the use of the prospectus so suspended to be resumed as soon as possible and, if necessary, prepare and file with the SEC an amendment or supplement to the registration statement or prospectus to correct any such untrue statement of material fact or omission. The Suspension and Suspension Notice described in this Section 4(b) shall be held in strictest confidence and not disclosed by the Stockholders. The Company agrees that, in the event of any Suspension under this
Section 4(b), it shall, prior to the expiration of the applicable suspension period, update the suspended Shelf registration statement as may be necessary to permit the Shareholders to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law.

(c) Provided that a Suspension is not then in effect, the Stockholders may sell Registrable Securities under the registration statement, provided that the selling Stockholder arranges for delivery of a current prospectus to the transferee of such Registrable Securities.

(d) In the event of a sale of
Registrable Securities by a Stockholder, such Stockholder must also deliver to the Company's transfer agent, with a copy to the Company, a certificate of subsequent sale reasonably satisfactory to the Company, so that ownership of the Registrable Securities may be properly transferred.

5. Indemnification. (a) The
Company will indemnify and hold harmless each holder of Registrable Securities that are included in a registration statement pursuant to the provisions of
Section 2 hereof, its directors, officers, agents, investment advisors, partners, members and employees, and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder and the directors, officers, agents, investment advisors, partners, members and employees of such controlling person or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

(b) Each holder of Registrable Securities included in a registration statement pursuant to the provisions of Section 1 hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon information furnished by or on behalf of such holder specifically for use in the preparation thereof. Notwithstanding the foregoing, the liability of the Stockholders with respect to losses referred to in this
Section 5(b) shall not exceed the gross proceeds received by the holder from the sale of the Shares and the Warrant Shares.

(c) Promptly after receipt by an
indemnified party pursuant to the provisions of Sections 5(a) or 5(b) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Sections 5(a) or 5(b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if counsel for the indemnifying party concludes that a single counsel cannot under applicable legal and ethical considerations represent both the indemnifying party and the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has, in its sole discretion, authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

6. Limitations on Subsequent Registration Rights.
If the Company at any time grants to any person or entity any rights to request the Company to effect the registration (whether on demand or by "piggyback" rights or otherwise) under the Securities Act of any equity securities of the Company, or securities convertible into or exchangeable for such equity securities on any terms more favorable to such persons than the rights granted to the Stockholders hereunder, the Stockholders shall be deemed to be granted such more favorable rights and benefits and this Agreement shall be deemed amended or supplemented to the extent necessary to grant the Stockholders such more favorable rights and benefits.

7. Right of First Refusal to Significant Holders.
The Company hereby grants to each Stockholder, the right of first refusal to purchase its pro rata share of New Securities (as defined in Section 7(a)) that the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Stockholder's pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by such Stockholder immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock held by said Stockholder) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, held by all of the Stockholders).

(a) "New Securities"
shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term "New Securities" does not include:

(i) the Shares,
Warrant Shares and the Common Stock into which such Registrable Securities are convertible or exercisable into;

(ii) shares of Common Stock and options, warrants or other rights to purchase Common Stock issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to restricted stock purchase agreements, stock option plans or similar arrangements;

(iii) shares of Common Stock issued upon the exercise or conversion of options or convertible securities outstanding as of the date of the filing the Certificate of Designation or upon the exercise or conversion of options or convertible securities referenced in the paragraph above;

(iv) shares
of Common Stock issued or issuable as a dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made pursuant to the Certificate of Designation;

(v) shares of Common Stock issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors;

(vi) shares of Common Stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financing or commercial leasing transaction approved by the Board of Directors;

(vii) shares
of Common Stock issued or issuable in connection with any settlement of any action, suit, proceeding or litigation approved by the Board of Directors;


(viii) shares of Common Stock issued or issuable in connection with sponsored research, collaboration, technology license, development, original equipment manufacturers, marketing or other similar agreements or strategic partnerships approved by the Board of Directors;

(ix) shares of Common Stock issued or
issuable to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors; provided, however, that the aggregate shares of Common Stock issued pursuant to subsections (vi)-(ix) shall not exceed three hundred thousand (300,000) shares (as adjusted for any stock dividends, combinations or splits with respect to such shares); and

(x) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (x) above.

(b) In the event the
Company proposes to undertake an issuance of New Securities, it shall give each Stockholder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Stockholder shall have ten (10) days after any such notice is mailed or delivered to agree to purchase such Stockholder's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(c) In the event the Stockholders
fail to exercise fully the right of first refusal within said ten (10) day period (the "Election Period"), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Stockholder's right of first refusal option set forth in this Section 7 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Stockholders delivered pursuant to Section 7(b). In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Stockholders in the manner provided in this Section 7.

(d) The
right of first refusal granted under this Agreement shall expire upon, and shall not be applicable at such time all Shares are converted into Common Stock.

8. Notices.
All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express, two (2) business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows: (a) if to the Company, to:

                                    Therma-Wave, Inc.
                                    1250 Reliance Way
                                    Fremont, CA 94539
                                    Attn:  Chief Executive Officer
                                    Phone:  510-668-2200
                                    Telecopy:  510-656-3852

(b) with a copy mailed to:
                                    Wilson Sonsini Goodrich & Rosati, PC 650
                                    Page Mill Road Palo Alto, CA 94304 Attn:
                                    Matthew Sonsini Phone: 650-493-9300
                                    Telecopy: 650-493-6811


(c) if to the Stockholder, at the Stockholder's address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Stockholders owning at least a majority of the Shares.

10. Reports Under the Exchange Act. With a view to making available to the Stockholders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Stockholder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall use all reasonable efforts to:

(a) make and keep public
information available, as those terms are understood and defined in Rule 144;


(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any Stockholder, so long as the Stockholder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act; (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company;
(iii) such other information as may be reasonably requested in availing any Stockholder of any rule or regulation of the SEC that permits the selling of any such securities without registration and (iv) undertake any additional actions reasonably necessary to maintain the availability of a registration statement, including any successor or substitute forms, or the use of Rule 144.

11. Transfer of Registration Rights.
The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Stockholder; provided that upon a Change of Control, this Agreement and all rights or obligations hereunder may be assigned by the Company only to the surviving entity without the prior written consent of the other party or parties. A Stockholder may assign and transfer its rights and obligations hereunder in connection with a transfer of Shares or Registrable Securities to any affiliate of such Stockholder, any entity advised by the same management company that advises such Stockholder, any entity that succeeds to all or substantially all of the asset of the Stockholder or any other party that purchases not less than five hundred thousand dollars ($500,000) of Shares or Registrable Securities (as valued as of the closing price immediately preceding the execution of a definitive purchase agreement with respect to such Shares or Registrable Securities), such assignment to be effective upon receipt by the Company of a written notice from the transferring Stockholder stating the name and address of any transferee and identifying the number of Shares or Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred; provided such assignee or transferee agrees in writing to be bound by the provisions hereof that apply to such assigning or transferring Stockholder. Upon any such, and each successive, assignment or transfer to any permitted assignee or transferee in accordance with the terms of this Section 11, such permitted assignee or transferee shall be deemed to be a "Stockholder" for all purposes of this Agreement.


12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

13. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.


14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.

15. Counterparts. This Agreement
may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

                            [Signature Page Follows]

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

                                  THERMA-WAVE, INC.

                                  By:/s/Boris Lipkin
                                     ----------------------------------------
                                     Name: Boris Lipkin
                                     Title: Chief Executive Officer


                                  STOCKHOLDERS:

                                  North Run Master Fund, LP

                                  By:  North Run GP, LP, its General Partner
                                  By:  North Run Advisors, LLC,
                                       its General Partner

                                  By: /s/ Thomas B. Ellis
                                     -----------------------------------------
                                     Thomas B. Ellis, Member

                                  By: /s/ Todd B. Hammer
                                     -----------------------------------------
                                     Todd B. Hammer, Member


                                     Address: North Run Capital, LP
                                     One International Place, Suite 2401
                                     Boston, MA  02110


                                    Deephaven Relative Value Equity Trading Ltd.

                                    By: /s/ Colin Smith
                                       ---------------------------------------
                                    Name:  Colin Smith
                                    Title:  CEO

                                    Deephaven Long Short Equity Trading Ltd.

                                    By: /s/ Colin Smith
                                       ----------------------------------------
                                    Name:  Colin Smith
                                    Title:  CEO


                                    Address: Deephaven Capital Management LLC
                                             130 Cheshire Lane, Suite 102
                                             Minnetonka, MN  55305